United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$287,560
Unrealized Gain (Loss) on Market Value of Futures	5,169,960
Dividend Income	2,022
Interest Income	689
ETF Transaction Fees	1,400
Total Income (Loss)	$5,461,631

Expenses
General Partner Management Fees	$53,549
SEC & FINRA Registration Expense	10,113
Tax Reporting Fees	9,193
Audit Fees	7,192
Brokerage Commissions	2,130
Legal Fees	1,767
NYMEX License Fee	1,339
Prepaid Insurance Expense	962
Non-interested Directors' Fees and Expenses	924
Total Expenses	$87,169
Net Income (Loss)	$5,374,462

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$99,521,782
Additions (500,000 Units)	20,455,450
Withdrawals (200,000 Units)	(8,262,385)
Net Income (Loss)	5,374,462

Net Asset Value End of Month	$117,089,309
Net Asset Value Per Unit (2,800,000 Units)	$41.82

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612